                          INTERLINK ELECTRONICS, INC.
                                 546 FLYNN ROAD
                          CAMARILLO, CALIFORNIA 93012

                            ------------------------

To the Stockholders of Interlink Electronics, Inc.:

    We are pleased to announce that John A. Buckett II, Vice President of Corporate Development at Scientific-Atlanta, Inc., has recently been elected to the Board of Directors of the Company. In accordance with the Company's Bylaws and applicable Delaware law, he must be reelected by the Company's stockholders at the 2000 Annual Meeting of Stockholders. In connection with this election, we have enclosed a Supplement to the Proxy Statement describing Mr. Buckett's background and other relevant information as well as a revised form of Proxy that includes his name on the slate of nominees to be elected at the upcoming meeting.

    Your vote is important. Please date and sign the revised proxy card and return it in the enclosed postage-paid envelope as soon as possible. If you return this new proxy card, it will revoke any previously submitted proxy forms that you have sent to us. If you do not return this new proxy card to us but you have returned the original proxy card, then we will vote your shares in accordance with the instructions given for all matters. This means that your shares will be voted on every matter except for the election of Mr. Buckett. If you attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Paul D. Meyer
                                          SECRETARY

Camarillo, California
May 31, 2000

                          INTERLINK ELECTRONICS, INC.
                                 546 FLYNN ROAD
                          CAMARILLO, CALIFORNIA 93012

                            ------------------------

                         SUPPLEMENT TO PROXY STATEMENT

                             ---------------------

    This supplement to the proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Interlink Electronics, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Courtyard by Marriott Hotel, located at 4994 Verdugo Way, Camarillo, California 93012 on June 27, 2000, at
10:00 a.m., Pacific Daylight Time. This proxy may also be used at any adjournment of the meeting. The Company's original proxy statement, Notice of Annual Meeting, Annual Report on Form 10-K and proxy card were sent to you on or about May 9, 2000. We are sending this supplement and the enclosed proxy form to you on or about May 31, 2000. The matters to be considered at the Annual Meeting are those set forth in the Notice of Annual Meeting previously distributed with the Company's Annual Report on Form 10-K and the original proxy materials and to elect John A. Buckett II to the Board of Directors.

    Please complete and sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope. If you return this new proxy card, it will revoke any previously submitted proxy forms that you have sent to us. If you do not return this new proxy card to us but you have returned the original proxy card, then we will vote your shares in accordance with the instructions given for all matters. This means that your shares will be voted on every matter except for the election of Mr. Buckett. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given. If a signed proxy is returned without instructions, it will be voted for the nominees for director, for the approval of the proposals presented, and in accordance with the recommendations of management on any other business that may properly come before the meeting or matters incident to the conduct of the meeting.

    Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. You may revoke the proxy by notifying Paul Meyer, the Secretary of the Company, in writing at the Company's address listed above prior to the exercise of the proxy at the Annual Meeting or any adjournment of the meeting. The proxy may also be revoked by affirmatively electing to vote in person while attending the meeting. A stockholder who attends the meeting need not revoke the proxy and vote in person unless the stockholder wishes to do so, however.

               ADDITIONS TO "PROPOSAL 1:  ELECTION OF DIRECTORS"

    Additions to information concerning the election of directors are herein made to reflect (i) the actions of the Board of Directors on May 24, 2000 to increase the size of Class III of the Board of Directors by one and to elect John A. Buckett II as a director and (ii) additional information regarding Mr. Merritt M. Lutz's professional activities.

    The Board of Directors currently consists of six directors. Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, each class serving a three-year term with the term of office of one class expiring each year. The term of office of Class III expires this year. On May 24, 2000, the Board of Directors amended the Bylaws to increase the size of Class III and elected Mr. Buckett as director. As members of Class III, Mr. Lutz and
Mr. Buckett are the nominees for re-election at this meeting for three-year terms expiring in 2003. If Mr. Lutz or Mr. Buckett becomes unavailable for election for any reason, we will name a suitable substitute as authorized by your proxy.

    The following table briefly describes the Company's nominees for director. Except as otherwise noted, each has held his principal occupation for at least five years.

NAME, PRINCIPAL OCCUPATION, AGE AND OTHER DIRECTORSHIPS       DIRECTOR SINCE   TERM EXPIRES
-------------------------------------------------------       --------------   ------------
                          NOMINEES

John A. Buckett II--52 .....................................       2000            2000
  Vice President, Corporate Development at
  Scientific-Atlanta, Inc., a leading supplier of broadband
  communications systems, satellite-based video, voice and
  data communications networks and worldwide customer
  service and support, since 1998. He is also a member of
  the Corporate Management Committee of Scientific-Atlanta,
  Inc. From 1995 to 1998, Mr. Buckett served as president of the International Division and, before that, as vice
  president, marketing strategies, for all operating units
  of Scientific-Atlanta, Inc. He is a member of the Society
  of Cable Television Engineers and the Cable Television
  Administration and Marketing Society. Mr. Buckett holds a
  B.S. degree in electrical engineering from the Georgia
  Institute of Technology.

Merritt M. Lutz--57 ........................................       1994            2000
  Mr. Lutz is a Senior Advisor of Morgan Stanley Dean Witter
  (the "Firm"). He is the head of Information Technology
  Strategic Initiatives and the Chairman of MS Technology
  Holdings, Inc. In this dual role he is responsible for the oversight of the Firm's strategic technology investments,
  joint ventures and the building of strategic relationships with all outside entities such as major suppliers, other
  financial services firms and research organizations. He
  joined the Morgan Stanley & Co. in 1994 as a Managing
  Director in charge of the Application Products Group with
  responsibility for the development and maintenance of all
  the Firm's strategic worldwide software-based technology
  initiatives. Also, while at the Firm, he has been in
  charge of developing and launching its Internet strategy,
  its offsite software development joint ventures, and its
  Client Technology initiatives. Prior to joining the Firm,
  Mr. Lutz was President of Candle Corporation, one of the
  world's largest privately held software companies.
  Previously, he was Managing Partner of PDi, a software
  industry partnering and consulting company. Prior,
  Mr. Lutz was Group Vice President running the software
  products business for Informatics General Corporation
  (NYSE). Mr. Lutz is a Director of two other publicly
  traded companies, SPSS Inc. and Persistence Software, Inc.
  He is also a Director for four private
  companies--Algorithmics, Inc.; Business Engine Software
  Corporation; Total Network Solutions, where he is the
  non-executive Chairman; and Beacon International, which is
  Japan's largest independent enterprise software company.
  He is a member of the Chairman's Committee of the
  Computerworld Smithsonian Awards. Mr. Lutz serves on the
  Board of Managers at the University of Rochester-Eastman
  School of Music and Michigan State University College of
  Arts and Letters National Advisory Council. He is a former
  Director of the Information Technology Association of
  America and the NASD Industry Advisory Committee. Mr. Lutz
  attended Michigan State University where he earned both a
  B.A. and an M.A. degree.

RECOMMENDATION BY THE BOARD OF DIRECTORS

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT. If a quorum of stockholders is present at the meeting, the nominees for director who receive the greatest number of votes cast at the meeting will be elected directors. We will treat abstentions and broker non-votes as present but not voting.

         ADDITIONS TO "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT"

    Additions to information regarding the security ownership of certain beneficial owners and management are herein made to reflect the actions of the Board of Directors on May 24, 2000 to increase the size of Class III of the Board of Directors by one and to elect Mr. Buckett as a director.

    The following table sets forth information as of March 24, 2000 with respect to the beneficial ownership of the Common Stock by each person, or group of affiliated persons, who is known by us to be the beneficial owner of more than five percent of the Common Stock; each of the directors and the nominees for director; each of the named executive officers; and all of the Company's named executive officers and directors as a group. The numbers in the table reflect the amount of the Common Stock beneficially owned, as adjusted to reflect the three-for-two stock split effected by a stock dividend to holders of record on March 20, 2000.

    Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable on exercise of currently exercisable or convertible securities or securities exercisable or convertible within 60 days of March 24, 2000 are deemed beneficially owned and outstanding for computing the percentage owned by the person holding such securities, but are not considered outstanding for computing the percentage of any other person.

                                                               AMOUNT AND
                                                               NATURE OF         PERCENT
                                                               BENEFICIAL           OF
NAME OF BENEFICIAL OWNER                                      OWNERSHIP(1)        CLASS
------------------------                                      ------------       --------
E. Michael Thoben, III......................................      631,189(2)        7.3
David J. Arthur.............................................      333,594(3)        3.8
William A. Yates............................................      333,525(4)        3.8
George Gu...................................................      326,929(5)        3.8
Paul D. Meyer...............................................      197,224(6)        2.3
Roger P. Moore II...........................................      106,936(7)        1.2
Eugene F. Hovanec...........................................       81,501(8)          *
Carolyn MacDougall..........................................       65,124(9)          *
Merritt M. Lutz.............................................       57,501(10)         *
John A. Buckett II..........................................            0(11)         *
All executive officers and directors as a group (10
  people)...................................................    2,133,523(12)      24.6

------------------------

 (1) Except as modified by applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite that stockholder's name.

 (2) Consists of 7,500 shares of Common Stock and options to purchase 623,689 shares of Common Stock. The address for Mr. Thoben is Interlink Electronics, Inc., 546 Flynn Rd., Camarillo, CA 93012.

 (3) Consists of 4,569 shares of Common Stock and options to purchase 329,025 shares of Common Stock.

 (4) Consists of 4,500 shares of Common Stock and options to purchase 329,025 shares of Common Stock.

 (5) Includes 294,178 shares of Common Stock held by Force Sensor Investment Corporation, which is owned by Mr. Gu's family, and options granted to Mr. Gu to purchase 30,918 shares of Common Stock.

 (6) Consists solely of options to purchase shares of Common Stock.

 (7) Consists solely of options to purchase shares of Common Stock. Mr. Moore resigned effective March 24, 2000.

 (8) Consists of 24,000 shares of Common Stock and options to purchase 54,168 shares of Common Stock. All shares of Common Stock are jointly held with his wife, Victoria Hovanec.

 (9) Consists of 40,473 shares of Common Stock and options to purchase 22,818 shares of Common Stock.

 (10) Consists solely of options to purchase shares of Common Stock.

 (11) Elected to Board of Directors in May 2000.

 (12) Consists of 375,220 shares of Common Stock and options to purchase 1,758,303 shares of Common Stock.

                        METHOD AND COST OF SOLICITATION

    In addition to the amounts paid for the cost of preparing and mailing the proxies, the proxy statements and other materials furnished to the stockholders, the Company will pay the cost of preparing and mailing this supplement and the revised proxy form. In addition to soliciting by mail, the Company's directors, officers and employees, without additional compensation, may request the return of proxies in person or by telephone. We have hired Allen Nelson & Co. to help solicit proxies for a fee of approximately $3,000. Brokers and persons holding shares for the benefit of others may incur expenses in forwarding proxies and accompanying materials and in obtaining permission from beneficial owners of stock to execute proxies. On request, we will reimburse those expenses.

                     OTHER BUSINESS/DISCRETIONARY AUTHORITY

    The Board of Directors does not intend to present any business for action at the meeting other than the election of directors and the proposals set forth in the proxy statement dated May 9, 2000, nor does it have knowledge of any matters that may be presented by others. If any other matter properly comes before the meeting, the persons named in the accompanying form of proxy intend to vote in accordance with the recommendations of the Board of Directors.

    Whether you plan to attend the meeting or not, please sign the enclosed proxy form and return it to us in the enclosed stamped, return envelope.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Paul D. Meyer
                                          SECRETARY

                  Please Detach and Mail in the Envelope Provided
-------------------------------------------------------------------------------


                         INTERLINK ELECTRONICS, INC.
                                    PROXY

                       ANNUAL MEETING OF STOCKHOLDERS

                                JUNE 27, 2000

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned, revoking all prior proxies, hereby appoints E. Michael Thoben, III and Paul D. Meyer, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of Interlink Electronics, Inc. (the "Company") to be held on June 27, 2000, or at any adjournment thereof, all shares of the undersigned in the Company. The proxies are instructed to vote as follows:

      IMPORTANT:  THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

                                                       FOLD AND DETACH HERE


/ X / PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


                                  AGAINST the        THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS.
                FOR the nominees  nominees listed    The Board of Directors recommends a vote FOR each of the nominees and
                  listed below        below                                   FOR the Proposals.
1. ELECTION OF                                                   Please mark, date, sign and return the proxy promptly.
   DIRECTORS         /   /             /   /

To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

NOMINEES:
          JOHN A. BUCKETT II
          MERRITT M. LUTZ                                                                                    FOR   AGAINST  ABSTAIN
                                                   2. Proposal to amend the Company's Certificate of          /  /    /  /     /  /
                                                      Incorporation to increase the number of
                                                      authorized shares

                                                   3. Proposal to amend the Company's 1996 Stock             /  /    /  /     /  /
                                                      Incentive Plan

                                                   4. Proposal to ratify the appointment of                 /  /    /  /     /  /
                                                      Arthur Andersen LLP as the Company's
                                                      auditors

                                                   The shares represented by this proxy will be voted in accordance with the instructions given.

                                                   UNLESS CONTRARY INSTRUCTIONS ARE GIVEN, THE SHARES WILL BE VOTED FOR
                                                   THE NOMINEES FOR DIRECTOR, FOR THE PROPOSALS AND ON ANY OTHER BUSINESS
                                                   THAT MAY PROPERlY COME BEFORE THE MEETING IN ACCORDANCE WITH THE
                                                   RECOMMENDATIONS OF MANAGEMENT.

                                                   Please check here if you plan to attend the meeting in person.   /  /

Signature(s)________________Date:________________, 2000
Please sign exactly as your name appears on this card.
Persons signing as executor, administrator, trustee, custodian or in any other official or representative capacity should sign their full title. Receipt is acknowledged of the notice and proxy statement relating to this meeting.
